WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 EXHIBIT 99.1 FOR IMMEDIATE RELEASE Investor Contact: Dominic C. Canuso 302-571-6833 May 2, 2018 dcanuso@wsfsbank.com Media Contact: Jimmy A. Hernandez 302-571-5254 jhernandez@wsfsbank.com WSFS Bank to Present at the 2018 D.A. Davidson Financial Institutions Conference in Denver WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, will participate in the 20th Annual Financial Institutions Conference hosted by D.A. Davidson Companies in Denver, Col., from May 8 to May 10, 2018. Rodger Levenson, WSFS’ Executive Vice President and Chief Operating Officer, and Dominic C. Canuso, WSFS’ Executive Vice President and Chief Financial Officer, will host one-on-one meetings with analysts and investors. In addition, Mr. Levenson will give a presentation on May 9, 2018. Presentation slides for the conference are expected to be available on the Company’s investor relations page at http://investors.wsfsbank.com/events-presentations. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of March 31, 2018, WSFS Financial Corporation had $7.0 billion in assets on its balance sheet and $19.1 billion in assets under management and administration. WSFS operates from 77 offices located in Delaware (46), Pennsylvania (29), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, West Capital Management, Powdermill Financial Solutions, Cash Connect®, WSFS Mortgage and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com. ###